    -----------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) February 1, 1999

                      E. I. du Pont de Nemours and Company
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                            1-815                      51-0014090
(State or Other Jurisdiction                (Commission                (I.R.S. Employer
       of Incorporation)                    File Number)               Identification No.)

                               1007 Market Street
                           Wilmington, Delaware 19898
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (302) 774-1000

 ------------------------------------------------------------------------------

Item 5.  Other Events

                  On September 28, 1998, the Company's Board of Directors approved a plan to divest Conoco. The principal agreement governing the separation of Conoco from DuPont, plus certain exhibits to that agreement, is attached as an exhibit to and incorporated by reference in this Current Report on Form 8-K. An initial public offering of Conoco common stock was made on October 21, 1998. The Company now indirectly owns approximately 70 percent of Conoco common stock, which represents approximately 92 percent of the combined voting rights of all classes of common stock. Subject to the receipt of a ruling from the Internal Revenue Service, the Company intends to follow this with a tax-free split-off of its remaining Conoco shares to DuPont shareholders no later than third quarter 1999.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

                  c. Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
  No.                               Description of Exhibit

--------------------------------------------------------------------------------

10 Restructuring, Transfer and Separation Agreement, dated as of October 27, 1998 by and among Conoco Inc. (formerly known as Conoco Energy Company) and E. I. du Pont de Nemours and Company, including Exhibit D and K thereto.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                E. I. DU PONT DE NEMOURS AND COMPANY

                                              (Registrant)

                                        /s/ D. B. Smith
                                -------------------------------------------
                                              D. B. Smith
                                        Assistant Controller

Fewbruary 1, 1999